Exhibit 3.1.1


                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                       USARadio.com, Inc.


     USARadio.com, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware ("DGCL"),


DOES HEREBY CERTIFY THAT:

     FIRST:  The name of the Corporation is USARadio.com, Inc.

     SECOND:  On May 3, 2001, by written consent pursuant to
Section 141 of the DGCL, the Board of Directors of the Corporation adopted a resolution, which set forth a proposed amendment to the Certificate of Incorporation of the Corporation.
The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that ARTICLE FIRST of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

          "FIRST:  The name of the corporation is USA Radio
          Network, Inc. (the "Corporation")."

     THIRD: The proposed amendment to ARTICLE FIRST of the Certificate of Incorporation of the Corporation was submitted to the stockholders of the Corporation and at a meeting duly called and held on June 29, 2001 at which a quorum was present and voting, the stockholders of the Corporation adopted and approved the proposed amendment to Article First of the Certificate of Incorporation.

     FOURTH: That said amendment was duly adopted in accordance with Section 242 of the DGCL.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of Certificate of Incorporation to be signed and attested by its duly authorized officers, this 6th day of July, 2001.

                              USARadio.com, Inc.


                              By:  /s/ Marlin Maddoux
                                   ------------------------------
                              Name:     Marlin Maddoux
                              Title:    President



ATTEST:


By:  /s/ Mark R. Maddoux
     ------------------------------
Name:     Mark R. Maddoux
Title:    Vice President & Chief Financial Officer